- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              HEALTH CARE REIT, INC.
- --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              HEALTH CARE REIT, INC
- --------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
     (4) Proposed maximum aggregate value of transaction:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             HEALTH CARE REIT, INC.




                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                                      AND
                                PROXY STATEMENT





                                  MEETING DATE

                                  MAY 18, 1994





                            YOUR VOTE IS IMPORTANT!

YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             HEALTH CARE REIT, INC.

                                  ONE SEAGATE
                                   SUITE 1950
                               TOLEDO, OHIO 43604

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 18, 1994

To The Stockholders of Health Care REIT, Inc.:

   The Annual Meeting of Stockholders of Health Care REIT, Inc. will be held on Wednesday, May 18, 1994 at 3:00 p.m. in the Corinthian Room of The Toledo Club, Madison Avenue and 14th Street, Toledo, Ohio, for the purpose of considering and acting upon:

 1.   Election of two Directors for a term of three years;

 2. Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 40,000,000, and to authorize 10,000,000 shares of
      Preferred Stock;

 3. Approval of amendments to the Company's Restated Certificate of Incorporation and By-Laws which would provide that stockholder proposals may only be adopted at stockholders' meetings called by the Board of Directors;

 4. Approval of an amendment to the Company's Incentive Stock Option Plan to increase the number of shares available for issuance by 150,000;

 5.   Ratification of the Management Agreement;

 6. Ratification of the appointment of Ernst & Young as auditors for the fiscal year 1994; and

 7. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on March 24, 1994 will be entitled to notice of and to vote at such Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         Erin C. Ibele
                                         Vice President and Corporate Secretary
Toledo, Ohio
April 4, 1994

    PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             HEALTH CARE REIT, INC.
                                  ONE SEAGATE
                                   SUITE 1950
                               TOLEDO, OHIO 43604

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1994


                                    GENERAL

     This Proxy Statement is furnished to the stockholders of Health Care REIT, Inc. (the "Company") by the Company's Management and the Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting"), which is to be held on Wednesday, May 18, 1994 at 3:00 p.m. as set forth in the foregoing notice. At the Annual Meeting, the stockholders will be asked to elect two (2) Directors, increase the Company's number of authorized shares, amend the Company's Restated Certificate of Incorporation and By-Laws to change the manner of stockholder actions, amend the Company's Incentive Stock Option Plan, ratify the Management Agreement with First Toledo Corporation or its assignee, ratify the appointment of Ernst & Young as auditors, and transact such other business as may properly come before the Annual Meeting.

     A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing with the Vice President/Corporate Secretary of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Vice President/Corporate Secretary of the Company.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies by telephone, telegraph or personal interview. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Chemical Bank to solicit proxies for a fee not to exceed $7,000, plus expenses and other customary charges.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. The two nominees for election as Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as Directors. The two proposed amendments to the Restated Certificate of Incorporation shall require an affirmative vote by the holders of a majority of the outstanding shares of Common Stock. Approval of all other matters shall require the affirmative vote of a majority of the shares present in person or represented by proxy.

              The executive offices of the Company are located at One SeaGate, Suite 1950, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1950, P. O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to stockholders was April 7, 1994. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE VICE PRESIDENT/CORPORATE SECRETARY, HEALTH CARE REIT, INC. AT THE ABOVE ADDRESS.

                         VOTING SECURITIES OUTSTANDING

      The Company had outstanding 11,494,229 shares of Common Stock, $1.00 par value per share (the "shares") on February 28, 1994. The shares constitute the only class of outstanding voting securities of the Company. Stockholders of record at the close of business on March 24, 1994 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share is entitled to one vote on all matters to come before the Annual Meeting.


                             ELECTION OF DIRECTORS

    The By-Laws provide for nine Directors and divide them into three classes:
Class I, Class II, and Class III. Currently, there are eight Directors. The Directors are elected for a three-year term or until the election and qualification of their respective successors.

              It is intended by Management that proxies received will be voted to elect the two Directors named below to serve for a three-year term until their respective successors are elected and have qualified or until their earlier resignation or removal. Management is currently considering a candidate for the third seat in Class III.

              Should any nominee decline or be unable to accept such nomination to serve as a Director, events which Management does not now expect, the proxies reserve the right to substitute another person as a Management nominee, or to reduce the number of Management nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than two Directors.

                                               CLASS III (1)
                                           DIRECTORS TO BE ELECTED


                                                                      DIRECTOR        BOARD COMMITTEE
      NAME             AGE        PRINCIPAL OCCUPATION (2)             SINCE             MEMBERSHIP
      ----             ---        ------------------------            --------        ----------------
Pier C. Borra        54       Chairman, President and                   1991       Incentive Stock Option,
                              Chief Executive Officer of                           Investment and Planning
                              Arbor Health Care Company                            Committees
                              (developer and operator of
                              nursing homes)

George L. Chapman    46       Executive Vice President                   N/A                  N/A
                              and General Counsel of
                              the Company; Executive Vice
                              President and General
                              Counsel of First Toledo
                              Corporation (Manager of the
                              Company); and prior to January
                              1992, Attorney-at-Law, Shumaker,
                              Loop & Kendrick (law firm)



                                                CLASS I (1)
                                        DIRECTORS WHOSE TERMS CONTINUE
                                                                      DIRECTOR        BOARD COMMITTEE
      NAME             AGE        PRINCIPAL OCCUPATION (2)             SINCE             MEMBERSHIP
      ----             ---        ------------------------            --------        ----------------
Richard C. Glowacki   61      President of The Danberry                 1981       Audit, Executive,
                              Management Company (real                             Incentive Stock Option,
                              estate brokerage and                                 Nominating and Planning
                              investment activities)                               Committees

Bruce G. Thompson     64      Chairman and Chief Executive              1971       Executive, Investment
                              Officer of the Company;                              and Planning Committees
                              President and Director of
                              First Toledo Corporation
                              (Manager of the Company);
                              Director of WT Management
                              Company (affiliate of the
                              Company); Director of
                              Kingston HealthCare Company
                              (affiliate of the Company);
                              Director of Society National
                              Bank, Toledo (commercial bank);
                              Director of The Douglas Company
                              (general contractor); and
                              Director of Arbor Health
                              Care Company (developer
                              and operator of nursing
                              homes)


                                                                 DIRECTOR     BOARD COMMITTEE
NAME                    AGE    PRINCIPAL OCCUPATION (2)           SINCE         MEMBERSHIP
- ----                    ---    -----------------------          -------     ----------------
Richard A. Unverferth   70     Chairman of Unverferth              1971     Audit, Executive,
                               Manufacturing Company, Inc.                  Investment, Nominating and
                               (agricultural equipment                      Planning Committee
                               manufacturer); and Chairman
                               of the Board of H.C.F.,
                               Inc. (operator of a nursing
                               home chain)



                                          CLASS II (1)

                                   DIRECTORS WHOSE TERMS CONTINUE

                                                                DIRECTOR     BOARD COMMITTEE
NAME                    AGE    PRINCIPAL OCCUPATION (2)           SINCE         MEMBERSHIP
- ----                    ---    -----------------------          -------     ----------------
George Chopivsky, Jr.    47    Chairman of United                 1984      Investment, Nominating
                               Psychiatric Corporation                      and Planning Committees
                               (psychiatric hospitals);
                               and Director of Franklin
                               National Bank (commercial
                               bank)

Bruce Douglas            61    Chairman of the Board of           1975      Investment and Planning
                               The Douglas Company                          Committees
                               (general contractor)

Frederic D. Wolfe        64    President of the Company;          1971      Executive, Investment
                               Chairman of the Board and                    and Planning Committees
                               Director of First Toledo
                               Corporation (Manager of
                               the Company); Director of
                               WT Management Company
                               (affiliate of the Company);
                               Director of Kingston
                               HealthCare Company
                               (affiliate of the
                               Company); and Director of
                               National City Bank,
                               Northwest (commercial bank)

- ----------------
(1) The terms of Messrs. Alexander and Borra expire in 1994. Mr. Alexander is retiring from the Board of Directors as of the Annual Meeting of Stockholders and is therefore not seeking election. The terms of Messrs. Glowacki, Thompson and Unverferth expire in 1995. The terms of Messrs. Chopivsky, Douglas and Wolfe expire in 1996.

(2) Unless otherwise noted, each person has had the same principal occupation and employment during the last five years.


        MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES. The nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

                        BOARD AND COMMITTEES

        The Board of Directors met four times during the year ended December 31, 1993. The Board has appointed standing Audit, Executive, Incentive
Stock Option, Investment, Nominating and Planning Committees to assist it in the discharge of its responsibilities. In 1993, each incumbent Director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees on which he served.

        The Audit Committee met once during the year ended December 31, 1993. The purpose of the Audit Committee is to review the external audit function and the operations of the principal accounting officer of the Company to make recommendations to the Board of Directors with respect thereto and with respect to the formulation and development of the auditing policies of the Company. The Audit Committee may also make recommendations to the Board with respect to the selection of the independent auditing firm to audit the Company's records.

        The function of the Executive Committee is to exercise all the powers of the Board of Directors (except any powers specifically reserved to the Board) during intervals between meetings of the Board of Directors.

        The Company does not have a standing Compensation Committee since the officers of the Company are principally employed and compensated by First Toledo Corporation, the Manager of the Company. To the extent the officers of the Company are compensated by the Company, the Board considers the Incentive Stock Option Committee to be the functional equivalent of a Compensation Committee. The Incentive Stock Option Committee, which met once during 1993, has the authority to determine which officers and key employees of the Company will receive option awards under the Company's 1985 Incentive Stock Option Plan and the terms of such awards.

        The Investment Committee met five times during the year ended December 31, 1993.

        The function of the Nominating Committee, which did not meet during the year ended December 31, 1993, is to select and recommend to the full Board nominees for election as Directors. The Committee may, in its discretion, consider nominees proposed by stockholders of the Company for the 1995 Annual Meeting of Stockholders, provided such recommendations are in writing, contain a description of the nominee's qualifications and his consent to serve, and are received by the Company by December 8, 1994.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth as of January 31, 1994, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares by each person who is a Director of the Company or a nominee for the Board of Directors, and by the Directors and officers of the Company as a group. The Company's Management is not aware of any person who, as of December 31, 1993, was the beneficial owner of more than 5% of the outstanding shares of the Company.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

                                    AMOUNT AND NATURE
    NAME OF                     OF BENEFICIAL OWNERSHIP OF              PERCENT
BENEFICIAL OWNER           COMMON STOCK AS OF JANUARY 31, 1994         OF CLASS
- ----------------          -------------------------------------        --------
Gregory G. Alexander      Sole voting power               5,475         .05%
                          Shared voting power             3,525         .03%
                          Sole investment power           5,475         .05%
                          Shared investment power         3,525         .03%

Pier C. Borra             Sole voting power                   0        N/A
                          Shared voting power                 0        N/A
                          Sole investment power               0        N/A
                          Shared investment power         5,140         .04%

George L. Chapman         Sole voting power              16,602(1)      .14%
                          Shared voting power                 0        N/A
                          Sole investment power          16,602(1)      .14%
                          Shared investment power             0        N/A

George Chopivsky, Jr.     Sole voting power               3,076         .03%
                          Shared voting power                 0        N/A
                          Sole investment power           3,076         .03%
                          Shared investment power             0        N/A

Bruce Douglas             Sole voting power              36,976         .32%
                          Shared voting power                 0        N/A
                          Sole investment power          36,976         .32%
                          Shared investment power             0        N/A

Richared C. Glowacki      Sole voting power              16,202         .14%
                          Shared voting power                 0        N/A
                          Sole investment power          16,202         .14%
                          Shared investment power             0        N/A

Bruce G. Thompson         Sole voting power              57,155(1)      .49%
                          Shared voting power                 0        N/A
                          Sole investment power          57,155(1)      .49%
                          Shared investment power           555         .00%

Richard A. Unverferth     Sole voting power                   0        N/A
                          Shared voting power                 0        N/A
                          Sole investment power               0        N/A
                          Shared investment power         3,816         .03%

Frederic D. Wolfe         Sole voting power             132,044(1)     1.14%
                          Shared voting power            10,000         .09%
                          Sole investment power         132,044(1)     1.14%
                          Shared investment power        10,000         .09%
- ----------------

(1) Includes shares not actually owned by such individuals as of January 31, 1994, but of which beneficial ownership could be acquired currently by such individuals upon the exercise of outstanding options.


                                    AMOUNT AND NATURE
    NAME OF                    OF BENEFICIAL OWNERSHIP OF             PERCENT
BENEFICIAL OWNER          COMMON STOCK AS OF JANUARY 31, 1994        OF CLASS
- ----------------          -----------------------------------        --------
All Directors and
Officers as a group
(12 persons)              Sole voting power             315,111(2)     2.71%
                          Shared voting power            13,525         .12%
                          Sole investment power         315,111(2)     2.71%
                          Shared investment power        23,036         .20%
(FN>
- -------------------
(2)   Includes an aggregate of 114,676 shares not actually owned by such Directors and officers as of January 31, 1994, but of which beneficial ownership could be acquired currently by such Directors and officers upon the exercise of outstanding options.

                        EXECUTIVE OFFICERS OF THE COMPANY
      The following information is furnished as to the Executive Officers of the Company, each of whom has a term of office of one year or until their successors are chosen and qualified or until their earlier resignation or removal:

                                                                                  YEAR
                                                                                APPOINTED
                                                                                EXECUTIVE
      NAME              AGE          OFFICE AND BUSINESS EXPERIENCE              OFFICER
     -----              ---          ------------------------------             ---------
Bruce G. Thompson       64       Chairman and Chief Executive Officer             1971
                                 of the Company; President and Director
                                 of First Toledo Corporation (Manager
                                 of the Company); Director of WT
                                 Management Company (affiliate of the
                                 Company); Director of Kingston HealthCare
                                 Company (affiliate of the
                                 Company); Director of Society National
                                 Bank, Toledo (commercial bank); Director
                                 of The Douglas Company (general
                                 contractor); and Director of Arbor
                                 Health Care Company (developer and
                                 operator of nursing homes)

Frederic D. Wolfe        64      President of the Company; Chairman of            1971
                                 the Board and Director of First
                                 Toledo Corporation (Manager of the
                                 Company); Director of WT Management
                                 Company (affiliate of the Company);
                                 Director of Kingston HealthCare
                                 Company (affiliate of the Company);
                                 and Director of National City Bank,
                                 Northwest (commercial bank)




                                                                               YEAR
                                                                             APPOINTED
                                                                             EXECUTIVE
   NAME                   AGE       OFFICE AND BUSINESS EXPERIENCE            OFFICER
   ----                   ---       ------------------------------           ---------
George L. Chapman         46      January 1992 - Present Executive Vice         1992
                                  President and General Counsel of
                                  the Company; Executive Vice
                                  President and General Counsel of
                                  First Toledo Corporation (Manager
                                  of the Company); and 1979-1991
                                  Attorney-at-Law, Shumaker, Loop &
                                  Kendrick (law firm)

Erin C. Ibele             32      January 1993 - Present Vice President         1987
                                  and Corporate Secretary of the
                                  Company; 1987 - January 1993
                                  Corporate Secretary of the Company; and
                                  Vice President, Corporate Secretary
                                  and Director of First Toledo Corporation
                                  (Manager of the Company)

Kathleen S. Prephan       28      January 1993 - Present Controller of the      1993
                                  Company; July 1991 - January 1993
                                  Assistant Controller of the Company;
                                  and June 1987 - July 1991 Accountant,
                                  Ernst & Young (accounting firm)

Robert J. Pruger          45      Chief Financial Officer and Treasurer of      1986
                                  the Company; 1986 - January 1993
                                  Controller of the Company; and Treasurer
                                  and Director of First Toledo Corporation
                                  (Manager of the Company)


                            REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS

     Each Executive Officer of the Company is employed and compensated by First Toledo Corporation, the Manager of the Company. See "Ratification of the Management Agreement" and "Certain Relationships and Related Transactions -- The Manager". No officer of the Company was paid cash compensation by the Company in excess of $100,000 in 1993. Cash compensation paid to all Executive Officers of the Company as a group during the year ended December 31, 1993 (five persons) equalled $16,500. The information set forth below regarding
Mr. Thompson must be disclosed because Mr. Thompson is the Chief Executive Officer of the Company, even though his annual salary and bonus did not exceed $100,000.

                          SUMMARY COMPENSATION TABLE



                                                              LONG-TERM
                                      ANNUAL COMPENSATION    COMPENSATION
NAME AND                             ---------------------   ------------
PRINCIPAL POSITION         YEAR      SALARY ($)  BONUS ($)    OPTIONS (#)
- ------------------         ----      ----------  ---------   ------------
Bruce G. Thompson         1993       $4,000         -0-         10,000
  Chairman and Chief      1992        4,000         -0-         10,000
  Executive Officer       1991        4,000         -0-          9,500


                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL
               NUMBER                                             REALIZABLE VALUE
              OF SHARES   % OF TOTAL                              AT ASSUMED ANNUAL
             UNDERLYING     OPTIONS                              RATE OF STOCK PRICE
              OPTIONS     GRANTED TO                               APPRECIATION FOR
              GRANTED     EMPLOYEES     EXERCISE                    OPTION TERM (3)
                 (#)      IN FISCAL      PRICE      EXPIRATION   ------------------
    NAME      (1), (2)      YEAR         ($/SH)        DATE       5% ($)    10% ($)
    ----     ----------   ----------    --------    ----------   -------    -------
Bruce G.      10,000        21.3%       $21.5625    1/17/2003    135,605    343,651
  Thompson

(1) Of the options granted, no shares are currently exercisable and options for 4,123 shares, 4,637 shares and 1,240 shares vest in 1995, 1996 and 1997, respectively.

(2) The terms of the options granted permit cashless exercises and payment of the option exercise price by delivery of previously owned shares.

(3) Gains are reported net of the exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the shares, as well as the optionee's continued employment through the vesting period. The amount reflected in this Table may not necessarily be achieved.



                          INCENTIVE STOCK OPTION PLAN

    On July 24, 1985, the Board of Directors unanimously adopted the 1985 Incentive Stock Option Plan of Health Care REIT, Inc. (the "Plan") which became effective on that date. The Plan was subsequently approved by the Company's stockholders at its June 25, 1986 Annual Meeting. The Plan was amended by the Board of Directors on July 22, 1987, effective January 1, 1987, to take into account certain changes made to incentive stock options under the Tax Reform Act of 1986 (the "1986 Act") and was further amended on June 5, 1991 to increase the number of shares available under the Plan by 150,000 shares.

    The purpose of the Plan is to secure the advantages of stock ownership for the present and future key employees and officers of the Company (7 persons at present) in order to provide incentives for such individuals to remain with the Company and devote their energies to promote and maintain the continued success of the Company. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The options granted under the Plan are intended to be "incentive" stock options as defined in the Internal Revenue Code of 1986, as amended (the "Code").

          The Plan is administered by the Incentive Stock Option Committee of the Board of Directors. The Incentive Stock Option Committee has authority to select the employees to be granted options; to determine the number of shares to be subject to each option; to determine the option price and the time or times at which an option shall be granted or exercised under the Plan; and to make, amend and rescind rules and regulations relating to the Plan. Options will generally be granted as compensation for past or future services, and no cash payment (other than payment of the option price upon exercise) would be required.

          The shares to be issued upon the exercise of options granted under the Plan are shares of the Company's Common Stock, par value $1.00 per share. Currently, the aggregate number of shares that may be issued under the Plan is 300,000. Under the Plan, the shares issued upon the exercise of options may be authorized but unissued shares or Treasury shares. If an option granted under the Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Plan (unless the Plan shall have terminated) will again be available for other options to be granted under the Plan. The exercise price is determined by the Incentive Stock Option Committee and cannot be less than 100% of the fair market value of the shares on the date of the option grant. The method of determining the fair market value of the Company's shares currently used by the Incentive Stock Option Committee is the average of the high and low sales prices of the Company's shares on the New York Stock Exchange on the date that the option is granted. The market value of the Company's shares on March 16, 1994 was $25.00 per share.

          Subject to the right of the Board of Directors to amend or terminate the Plan, the Plan will terminate on July 24, 1995, and no options may be granted after that date. Options granted before July 24, 1995 may extend beyond that date in accordance with their terms. The terms of the options granted under the Plan are determined by the Incentive Stock Option Committee but may not exceed ten years from the date of the grant. Under the Plan, the Incentive Stock Option Committee may grant options that are exercisable on a lump-sum basis or in installments.

          The Board of Directors may amend or terminate the Plan with respect to any shares as to which options have not been granted, provided that any modification or amendment will not, without the approval of the stockholders of the Company, change the Plan so as to cause any of the options to fail to meet the requirements of an incentive stock option under the Code.

          An employee granted incentive stock options under the Plan will generally not realize any taxable income either at the time of the grant of the incentive stock options or at the time the incentive stock options are exercised. However, the amount by which the fair market value of the shares purchased on the date of exercise exceeds the exercise price paid by the employee will be a tax preference item for purposes of the alternative minimum tax rules and may be subject to alternative minimum tax, depending on the employee's individual tax circumstances.

          If the employee holds the shares acquired upon exercise of the incentive stock options for at least two years after the date the incentive stock options were granted and for at least one year after the date the shares are issued pursuant to the exercise of the incentive stock options, any gain realized by the employee on a subsequent sale of the shares will be taxed as a capital gain to the extent it exceeds the option price paid by the employee.

          If the shares acquired through the exercise of incentive stock options are resold or disposed of before the expiration of the one-year and two-year holding periods described in the preceding paragraph, the employee will recognize ordinary income in the year of the resale. The amount of the ordinary income recognized will be equal to the amount of the gain realized through the sale, or, if less, the excess of the fair market value of the shares on the exercise date over the exercise price paid. Any additional gain recognized upon such resale will be taxed as capital gain, either long-term or short-term depending upon how long the shares were held.

          In general, the Company will not be entitled to a tax deduction for federal income tax purposes with respect to the grant or exercise of an incentive stock option. However, if the shares acquired upon exercise of an incentive stock option are resold or transferred prior to the expiration of the requisite one-year and two-year holding periods, the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income realized by the employee as a result of the premature disposition.

          To date, the Incentive Stock Option Committee has granted incentive stock options with respect to 77,500 shares to Mr. Thompson, the Company's Chairman and Chief Executive Officer, incentive stock options with respect to 75,500 shares to Mr. Wolfe, the Company's President, incentive stock options with respect to 24,000 shares to Mr. Chapman, the Company's Executive Vice President and General Counsel and a nominee for election to the Board of Directors, incentive stock options with respect to 248,000 shares to all current executive officers as a group, and incentive stock options with respect to 285,000 shares to all employees (including all current officers who are not executive officers) as a group.


                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR END OPTION VALUES
                                                          NUMBER OF                   VALUE OF
                                                      SHARES UNDERLYING            UNEXERCISED IN-
                                                      UNEXERCISED OPTIONS        THE-MONEY OPTIONS AT
                          SHARES                      AT FISCAL YEAR END          FISCAL YEAR END ($)
                        ACQUIRED         VALUE      -----------------------     ------------------------
                           ON          REALIZED       EXERCIS-   UNEXERCIS-     EXERCIS-      UNEXERCIS-
    NAME                EXERCISE         ($)           ABLE         ABLE          ABLE           ABLE
    ----               ---------       ---------     ---------   ----------     ----------    ----------
Bruce G. Thompson        21,000        170,313        29,179       15,321        246,202       23,767


COMPENSATION OF DIRECTORS

          In 1993, each Director received a fee of $8,000 for his service as such, which fee was increased to $10,000 effective January 1, 1994. In addition, each Director received a fee of $1,200 for each Board meeting attended. The schedule set forth below indicates the fees paid to each Director for each committee meeting attended in 1993 and fees to be paid effective January 1, 1994:

                                                 FEES
                                           -----------------
 COMMITTEE                                  1993       1994
 ---------                                 ------     ------
 Audit                                     $  500     $  750
 Executive                                      0          0
 Incentive Stock Option                       350        400
 Investment, no quarterly board meetings      700      1,000
 Investment, quarterly board meetings         350        500
 Nominating                                   100          0
 Planning                                   1,200      1,200



          Messrs. Thompson and Wolfe are not paid fees for Board or committee meetings. The fees paid to the other Directors totalled $101,050 in 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During the fiscal year ending December 31, 1993, the Incentive Stock Option Committee of the Board of Directors consisted of Gregory G. Alexander, Pier C. Borra, and Richard C. Glowacki. The Incentive Stock Option Committee of the Board has the authority to determine which officers and key employees of the Company will receive option awards under the Company's 1985 Incentive Stock Option Plan (the "Plan") and the terms of any options granted under the Plan.

          Mr. Alexander is a partner in the law firm of Shumaker, Loop & Kendrick, which the Company has retained with respect to various legal matters. Mr. Borra is the Chairman, President and Chief Executive Officer of Arbor Health Care Company ("Arbor"). During the fiscal year ending December 31, 1993, Bruce G. Thompson, the Chairman and Chief Executive Officer of the Company and a participant in the Plan, served as a member of the Board of Directors of Arbor. For a discussion of transactions between Arbor and the Company, see "Certain Relationships and Related Transactions -- Other Relationships."

REPORT OF THE INCENTIVE STOCK OPTION COMMITTEE

          With the exception of incentive stock options awarded under the Company's Plan, the officers of the Company receive only nominal compensation from the Company. The aggregate amount of salary payments made by the Company to officers in 1993 was limited to $16,500. Although the officers of the Company are principally employed and compensated by First Toledo Corporation, the Manager of the Company, the Board of Directors and the stockholders of the Company adopted the Plan in order to reward individual performance and to provide long-term incentives. Under the terms of the Plan, the Incentive Stock Option Committee has authority to approve stock option awards to officers of the Company and to determine the terms and conditions of such awards. The Incentive Stock Option Committee meets in January of each year.

          On January 18, 1993, the Incentive Stock Option Committee granted to officers of the Company options to purchase shares. Such grants included options to Mr. Thompson, the Chief Executive Officer of the Company, to acquire 10,000 shares. The criteria considered by the Incentive Stock Option Committee in deciding whether to grant stock options included the Company's financial performance during the prior year, individual performance and potential contributions to the Company's profitability and long term growth. The Incentive Stock Option Committee's decision to grant Mr. Thompson an option to acquire 10,000 shares was based on, among other things, Mr.
Thompson's role in the Company's success during the fiscal year ending

December 31, 1992, as well as the Incentive Stock Option Committee's perception of his past and expected future contributions to the Company's achievement of its long-term performance goals.

        The Incentive Stock Option Committee believes that stock options provide a desirable set of incentives to retain and encourage future efforts by the Company's officers. Since the options are granted at prevailing market value, the options will only have value if the stock price increases.

        Although the Company does not anticipate that the $1,000,000 compensation limit on federal tax deductions for executive compensation added to the Code by the 1993 tax legislation will apply to Mr. Thompson or other executive officers at this time, the Company is studying the issue and whether any changes to the Company' s compensation policies will be necessary or desirable as a result.

        The foregoing report was prepared by Messrs. Alexander (Chairman), Borra and Glowacki, the members of the Incentive Stock Option Committee.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a line graph comparing the yearly percentage change and the cumulative total stockholder return on the Company's shares against the cumulative total return of the S & P Composite-500 Stock Index and the Mortgage REIT Index prepared by NAREIT. The graph also presents data for the NAREIT Hybrid REIT Index because NAREIT includes the Company's stock performance in the Hybrid REIT Index. The data are based on the last closing prices as of December 31 for each of the five years. 1988 equals $100 and dividends are assumed to be reinvested.


               S & P 500   COMPANY    HYBRID    MORTGAGE
12/31/88        $100.00    $100.00    $100.00    $100.00
12/31/89        $131.49    $138.79     $87.86    $ 84.10
12/31/90        $127.32    $144.62     $63.07    $ 68.65
12/31/91        $166.21    $251.34     $87.77    $ 90.50
12/31/92        $178.96    $281.43    $102.33    $ 92.24
12/31/93        $196.84    $326.51    $124.01    $105.66



        Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Incentive Stock Option Committee and Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This information shall not otherwise be deemed filed under such Acts.

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES

        The Board of Directors proposes that the Company's Restated Certificate of Incorporation be amended to increase the total number of authorized shares from 15,000,000 shares to 50,000,000 shares. Currently, the Restated Certificate of Incorporation authorizes 15,000,000 shares of common stock, $1.00 par value per share. As of December 31, 1993, the Company had 11,494,229 shares outstanding, leaving 3,505,771 authorized shares available for further issuance, of which approximately 675,748 shares have been reserved for issuance under the Company's

Incentive Stock Option and Dividend Reinvestment and Stock Purchase Plans. The Board of Directors proposes that the number of authorized shares of common stock be increased from 15,000,000 to 40,000,000 (the "Common Stock"). The Board of Directors also proposes that 10,000,000 shares of preferred stock be authorized (the "Preferred Stock").

        The Board of Directors believes that the availability of additional shares will enhance the Company' s flexibility in connection with possible future actions, such as equity offerings, stock dividends, acquisitions or mergers, and other corporate purposes. The Board of Directors will determine whether, when, and on what terms the issuance of shares may be warranted in connection with any of the foregoing purposes.

        The Preferred Stock may be issued from time to time in one or more series, and the Board of Directors is authorized to fix the dividend rights, dividend rates, any conversion or exchange rights, any voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and any other rights, preferences, privileges and restrictions of any series of Preferred Stock and the number of shares constituting such series and the designation thereof. The authority of the Board of Directors to determine the precise terms of each series of Preferred Stock would give it the flexibility to tailor each series to meet the particular requirements of the persons to whom the shares of such series are to be issued. To the extent that shares of Preferred Stock may be issued, funds available for dividends on the Common Stock could be reduced by the amount of any dividends paid or accrued on the Preferred Stock. The Company has no present plans to issue, or authorize the issuance of, any shares of Preferred Stock.

        The availability for issuance of additional shares of Common Stock and shares of Preferred Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, by increasing the number of outstanding shares, the interest of the party attempting to gain control of the Company could be diluted. Also, the additional shares could be used to render more difficult a merger or similar transaction. If the Board so authorizes, the holders of any series of Preferred Stock may be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions in circumstances where the Delaware General Corporation Law would not require separate voting by class. In addition, certain companies have adopted rights plans that typically involve the distribution of rights or warrants that entitle the holder thereof to purchase additional stock at a specified exercise price. The exercise price is typically adjusted in a manner that could dilute the equity and voting interests of a party attempting to obtain control of the Company in a transaction that has not been approved by the Board. Accordingly, a rights plan could have certain anti-takeover effects and could require a party attempting to obtain control of the Company to negotiate with the Board. The Board of Directors has reviewed and is considering the advisability of a rights plan and may decide to implement such a plan at any time in the future. The Company is not aware, however, of any pending efforts to obtain control of the Company.

        If the proposed amendment is approved, all or any of the authorized shares of Common Stock and shares of Preferred Stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all current stockholders would reduce current stockholders' proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases.

        MANAGEMENT AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT. The proposed amendment is set forth in Exhibit A to this Proxy Statement. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposed amendment. If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the Delaware General Corporation Law.

                  AMENDMENTS TO COMPANY'S RESTATED CERTIFICATE
                     OF INCORPORATION AND BY-LAWS REGARDING
                        CERTAIN ACTIONS BY STOCKHOLDERS

        The Delaware General Corporation Law provides that special meetings of stockholders may be called by the Board of Directors or such person or persons as may be authorized by the Certificate of Incorporation or by the By-Laws. Currently, Section 3 of Article II of the Company's By-Laws provides that Special Meetings of Stockholders may be called at the request in writing of a majority of the Board of Directors, a majority of Independent Directors, or holders of capital stock representing not less than 25% of the voting power of all outstanding capital stock of the Company. The Board of Directors believes that eliminating the provision permitting Special Meetings to be called by stockholders may prevent persons who might acquire 25% or more of the voting stock of the Company from forcing premature stockholder consideration of their proposals over the opposition of the Board of Directors, prior to the time when the Board might believe that such consideration is in the best interests of the Company and its stockholders.

        The Company's By-Laws provide in Section 6 of Article II that unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders at any Annual or Special Meeting of Stockholders also may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The Company's Restated Certificate of Incorporation is silent on the topic. The ability to undertake fundamental corporate actions without a stockholders' meeting through this written consent procedure has sometimes been used in takeover situations to permit a person who has acquired a majority of the common stock of a company to simply "meet" with itself and unilaterally replace the directors and officers of that company or take other fundamental corporate action which may not be in the best interest of the company and all its stockholders.

        On March 15, 1994, the Board of Directors adopted a resolution to delete Sections 3 and 6 of Article II of the By-Laws and to amend the Restated Certificate of Incorporation to provide that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. The amendment also provides that, except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, Special Meetings of Stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. This provision will give all the stockholders of the Company an opportunity to participate in determining whether any proposed stockholder action is adopted, and will prevent the holders of a majority of the voting power of the Company from using the written consent procedure to take stockholder action.
        The proposed amendments concerning the calling of Special Meetings and the prohibition of stockholder action by written consent are intended to assure continuity and stability in the Management of the Company. These amendments may have the effect of making more difficult and time-consuming changes in majority control of the Board. Although takeovers or changes in Management of the Company that are proposed and effected without prior consultation and negotiation with the Company's Management would not necessarily be detrimental to the Company and its stockholders, the Board feels that the benefits of seeking to protect its ability to negotiate with the proponent of an unsolicited or unilateral proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals. The Company is not aware, however, of any pending efforts to obtain control of the Company.
        MANAGEMENT AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENTS. The proposed amendments are set forth in Exhibits B-1 and B-2 to this Proxy Statement. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposed amendments. If the proposed amendments are adopted by the stockholders, they will become effective upon filing and recording a Certificate of Amendment as required by the Delaware General Corporation Law.

                       AMENDMENT OF THE STOCK OPTION PLAN

        As discussed above, the Company' s Incentive Stock Option Plan, as originally approved, authorized 150,000 shares to be issued. An amendment in 1991 approved an additional 150,000 shares to be issued. As of January 17, 1994, options to purchase approximately all 300,000 shares had either been granted or granted and exercised. In order to continue to provide incentives to eligible employees, the Board of Directors believes it is necessary to amend the Plan to increase the number of shares that may be issued under the Plan by an additional 150,000 shares.
        MANAGEMENT AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required for such approval.

                    RATIFICATION OF THE MANAGEMENT AGREEMENT

        The Company renewed its Management Agreement (the "Agreement") on January 17, 1994 with First Toledo Corporation or its assignee (the "Manager"), an Ohio corporation with offices at One SeaGate, Suite 1950, Toledo, Ohio, whose principal business is to administer and manage the daily affairs of the Company and advise the Company with respect to investments, subject to the supervision of the Directors. Bruce G. Thompson, Chairman of the Company, and Frederic D. Wolfe, President of the Company, are Directors of the Manager, own all of the shares of the Manager, and serve as its President and Chairman of the Board, respectively. George L. Chapman, Executive Vice President and General Counsel of the Company, also serves as Executive Vice President and General Counsel of the Manager. Robert J. Pruger, the Chief Financial Officer and Treasurer of the Company, and Erin C. Ibele, Vice President and Corporate Secretary of the Company, are also Directors and officers of the Manager. This proposal consists of ratifying the Agreement in its present form.

        The Agreement sets forth the following services to be furnished by the Manager or through arrangements that the Manager has with others: (a) execute the business and investment transactions of the Company by receiving, managing, and transferring securities, real property, leaseholds, real estate mortgages and other assets or liabilities of the Company; (b) provide investment and financial advice, research, and economic and statistical data pertinent to investment policy and electronic data processing services; (c) select consultants, accountants, mortgage bankers, technical advisors, attorneys, attorneys-in-fact, brokers, underwriters, corporate fiduciaries, escrow agents, depositories, insurers and other persons, firms or corporations; (d) negotiate and conclude contractual matters with such persons, firms and corporations; (e) manage or operate any assets or properties held by the Company directly or through affiliates or independent contractors; (f) act as attorney-in-fact or agent in the purchase or sale or other disposition of investments and in handling, prosecuting or settling any claims of the Company;
(g) invest or reinvest the moneys of the Company; (h) provide office space, equipment and administrative, secretarial and clerical personnel to the Company; (i) review each property, mortgage or commitment offered to the Company; (j) report on the performance of the foregoing services to the Company; and (k) provide such other services of a managerial or advisory nature as the Directors may deem within the purview of the Agreement. Some of the Manager's functions may be assigned to employees of the Company. The Manager may, upon request, perform such other services of an executive or advisory nature as the Directors may deem to be in the best interest of the Company.
        The Agreement provides that the Manager is to be compensated for its services at the monthly rate of one-tenth of 1% of the average invested assets of the Company less long and short-term debt obligations (excluding accrued expenses and other liabilities). Average invested assets are defined as the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in "real estate assets," as defined in Section 856(c)
(6) (B) of the Code, or in equity interests in and loans secured by real estate before allowances for doubtful amounts or allowances to reduce certain leases to option prices or other similar non-cash allowances, on an accounting basis used for income tax purposes, computed by taking the average of such values at the end of each month. The Manager is also entitled to receive an incentive fee equal to 10% of the amount of net profits which exceed 10% of the average net worth of the Company. For the purpose of computing the incentive fee, "net profits" means the net profits of the Company for the fiscal year determined in accordance with generally accepted accounting principles after all proper charges (including compensation to the Manager), but excluding the Manager's incentive fee to be paid for such fiscal year and all depreciation expenses from operating leases that do not have guarantees. Also, for the purpose of computing the incentive fee, "net worth" means an average of the monthly shareholders' equity determined in accordance with generally accepted accounting principles, but adjusted by increasing such equity for the depreciation that is excluded. The exclusion of depreciation and gain from sale (attributable to accumulated depreciation) from "net income" in the operating lease context is to more closely equate "net income" with the recognition of net income on direct financing leases. Management fees were $2,426,639 for 1993 which does not include $22,500 that was paid directly by the Company to its employees for certain management services.
        The Agreement also provides that the aggregate annual expenses of every character paid or incurred by the Company, excluding interest, taxes, expenses in connection with the issuance of securities, stockholder relations and acquisition, operation, maintenance, protection and disposition of Company properties, but including advisory fees, incentive fees and mortgage servicing fees and all other expenses, shall not exceed the greater of 2% of the average invested assets, as defined, or 25% of the net income of the Company, excluding provision for depreciation, additions to allowances for doubtful amounts or allowances to reduce certain leases to option prices or other similar non-cash allowances and realized capital gains and losses and extraordinary items, and before deducting advisory and servicing fees and expenses, calculated at least quarterly on a basis consistently applied. The Manager is required to reimburse the Company annually for any expenses in excess of these limits.
        The Manager pays all charges, including salaries, wages, payroll taxes, costs of employee benefit plans and charges for incidental help, attributable to its own operations. The Manager also pays its own accounting fees and related expenses, legal fees, and insurance, rent, telephone and utility expenses.
        Provisions contained in the Agreement and the By-Laws of the Company provide that, if requested by the Manager or its successor by reorganization, the Company will change its name to one which does not include the words "Health Care REIT, Inc." or "Health Care Fund" in the event First Toledo Corporation, its assignee or successor by reorganization ceases to act as the Manager of the Company. The Agreement may be terminated without penalty by a majority of the Company's Directors or by the Manager, on not less than sixty
(60) days written notice, and is assignable only with the written consent of the Company.
        The Agreement was authorized on the part of the Company by a majority of the Company's Directors at the Directors' meeting on January 17, 1994. Additionally, the Directors authorized the Agreement to be assigned to First Toledo Advisory Company, a company wholly owned by Messrs. Thompson and Wolfe.
        MANAGEMENT AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE MANAGEMENT AGREEMENT. Although the submission for this matter for ratification by stockholders is not legally required, the Board of Directors believes that such submission follows sound business practice and is in the best interests of the stockholders. If the Agreement is not ratified by the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting, the Directors will consider the selection of another Manager. If such a selection could be made, it might not become effective until the 1995 fiscal year because of the difficulty and expense of making a substitution; during the interim period First Toledo Corporation would continue to serve as the Manager. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting will be required for such ratification.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PARTNERSHIP FINANCINGS

        The Company utilized five partnerships in financing the development projects described below. While the Company provided the financing for each partnership through both direct loans and credit enhancements, the Manager served as a general partner in each partnership in order to monitor and manage the affairs of the partnerships and the development and operations of the projects. The structures also facilitated industrial development bond financing in four of the projects and credit enhancements were provided in the form of the Company's agreement to purchase the facilities or the bonds in the event of default by the partnerships. Over time, the Company has also made commitments to provide working capital loans to these related partnerships. Some of the working capital loan commitments have expired. As of December 31, 1993, the Company had loaned $5,484,000 of working capital to three of these partnerships and was obligated to make additional working capital loans aggregating $205,000. The Company has contingent obligations under the agreements to purchase which currently total $20,760,000.

      In return for its loans or credit, the Company has a contractual right to receive interest, loan and commitment fees and agreement to purchase fees at levels that the Company believes are generally at or above market levels. Moreover, because of the developmental nature of these projects, the Company has the right to receive a portion of the proceeds from a sale or refinancing of the projects.

      The following table presents certain information relating to each of the five projects, including a summary of the fees and benefits to the Manager and the involvement of other Company affiliates.


                                                                             MANAGER'S                      INVOLVEMENT OF
     PROJECT                  STATUS        FINANCING                      PARTICIPATION                   OTHER AFFILIATES
    ---------                 ------        ---------                      -------------                   ----------------
West Park Place            Completed and    Provided by Company:       Annual Fee of $5,000.           Affiliate of Bruce Douglas,
Limited Partnership,       approximately    $2,194,367 Mortgage                                        Director of the Company,
205-unit retirement        86% occupied     Working Capital Loan       .5% of profits, losses and      serves as general partner.
facility, Toledo, Ohio                      was repaid to the          cash flow until the limited
                                            Company in 1987;           partners have received
                                            since April 1987, the      certain cash distributions;
                                            Company has provided       thereafter, 6.25% of profits,
                                            a variety of Mortgage      losses and cash flow; 12.5%
                                            Working Capital and        of net proceeds from sale or
                                            Short-Term Loans; the      refinancing after the limited
                                            maximum advanced was       partners have received certain
                                            $368,000 and at            cash contributions.
                                            January 31, 1994, $0
                                            was outstanding.

                                            The Company provided
                                            construction loans
                                            for Phase I and II of
                                            the Project which
                                            were converted into
                                            permanent loans.
                                            Subsequently, these
                                            loans, which
                                            currently aggregate
                                            $9,415,302, were
                                            restructured to
                                            include, among other
                                            things, an interest
                                            rate of 11.5% and a
                                            5-year term with
                                            monthly payments
                                            made on a 25-year
                                            amortization schedule.
                                            Additionally, the
                                            Company is entitled to
                                            receive a one-time
                                            payment of $600,000
                                            upon the happening of
                                            certain events.

Independence Village       Completed and    Provided by Company:       Annual Fee of $10,000.          Frederic D. Wolfe and
Associates, Ltd., 160-     approximately    $1,563,192 Mortgage                                        Bruce G. Thompson are
unit retirement center,    89% occupied     Working Capital Loan -     6% of profits and losses;       two of the six limited
Naperville, Illinois                        $1,580,476 advanced at     5% of cash flow; 6% of          partners.
                                            January 31, 1994.          net capital proceeds
                                                                       from sale or refinancing.       An affiliate of Messrs.
                                            The Company has an                                         Wolfe and Thompson has
                                            open-ended commitment                                      managed the facility
                                            to loan 60% of the                                         since November 1, 1992.
                                            additional cash                                            Fees for 1992 and 1993
                                            requirements in excess                                     totalled $19,281 and
                                            of the Mortgage Working                                    $94,864,  respectively.
                                            Capital Loans - $681,000
                                            advanced at January 31,
                                            1994.

                                            $5,800,000 of industrial
                                            development bonds, secured
                                            by bank letter of credit,
                                            in turn secured by Company's
                                            agreement to purchase.


                                                                                                         INVOLVEMENT OF
      PROJECT              STATUS                      FINANCING        MANAGER'S PARTICIPATION          OTHER AFFILIATES
      -------              ------                      ---------        ------------------------       ---------------------
Landver Properties,    Completed and     $4,540,000 of industrial       Annual Management Fee         Messrs. Wolfe and Thompson
Ltd., Two 100-bed      approximately     development bonds secured      of $10,000.                   are two of the ten limited
nursing homes,         92% occupied      by project and Company's                                     partners.
Ashland, Ohio;                           agreement to purchase.         1.5% of profits and
Vermilion, Ohio                                                         losses; 30% of cash           An affiliate of Messrs. Wolfe
                                         Effective February 4, 1994,    flow after the limited        and Thompson manages the
                                         the industrial development     partners have received        homes. Fees for 1991,
                                         bonds also became secured      a preferential cash           1992 and 1993 totalled
                                         by a bank letter of            distribution equal            $320,745, $338,738 and
                                         credit.                        to 8% of their cumulative     $352,136, respectively.
                                                                        capital contributions;
                                                                        65.8% of general
                                                                        partners' net capital
                                                                        proceeds from sale
                                                                        or refinancing.

                                                                        The Partnership has agreed
                                                                        to pay the Manager
                                                                        $30,000 for services
                                                                        rendered regarding re-
                                                                        funding of the industrial
                                                                        development revenue bonds,
                                                                        provided the limited
                                                                        partners approve.

Independence Village   Completed and     Provided by Company:           Annual Management Fee         Messrs. Wolfe and Thompson
of Rockford Limited    approximately     $861,578 Mortgage              of $10,000.                   are two of the four limited
Partnership,           96% occupied      Working Capital Loan                                         partners.
160-unit retirement                      - $843,905 advanced            5.985% of profits and
facility, Rockford,                      at January 31, 1994.           losses; 5% of cash
Illinois                                                                flow; 6% of net capital
                                         The Company has an             proceeds from sale or
                                         open-ended commit-             refinancing after the
                                         ment to loan 60% of            limited partners have
                                         the additional cash            received certain cash
                                         requirements in excess         distributions.
                                         of the Mortgage Working
                                         Capital Loan - $196,500
                                         advanced at January 31,
                                         1994.

                                         $6,000,000 in economic
                                         development bonds,
                                         secured by project,
                                         bank letter of credit
                                         and Company mortgage
                                         purchase agreement.

Ponce de Leon          Completed and     Provided by Company:           Fees of $158,134 from         Affiliates of Messrs. Wolfe
Partnership,           approximately     Working Capital Loans          inception of the Part-        and Thompson have managed
150-unit inde-         93% occupied      of $1,700,000; $800,000        nership, through January      the facility since 1988.
pendent and                              advanced and repaid -          31, 1994. The Manager         No fees were received
assisted living                          $900,000 advanced at           could have received,          in 1989. Fees for 1990
facility, Santa Fe,                      January 31, 1994.              based upon available cash,    totalled $87,135 of
New Mexico                                                              fees up to $17,508, $17,500   which $32,675 was
                                         First Additional Mortgage      and $17,500 for 1991, 1992    received and $54,460
                                         Working Capital Loan of        and 1993, respectively,       was accrued. Fees for
                                         $1,100,000 - $1,314,669        but received $10,000 in       1991 totalled $96,785
                                         advanced at January            fees in each of those         of which $36,294 was
                                         31, 1994. Second               years. The Manager may        received and $60,491
                                         Additional Mortgage            receive $15,000 in fees       was accrued. Effective
                                         Working Capital Loan           for 1994. Commencing          1992, fees are generally
                                         of $400,000 advanced at        March 1, 1988, 1% of          paid as earned. Fees
                                         January 31, 1994. An           profits and losses            earned were $104,770
                                         additional working             until limited partners        for 1992 and $103,708
                                         capital loan of                receive capital plus          for 1993.
                                         $228,000 advanced at           return - thereafter,
                                         January 31, 1994.              1.875% of profits and
                                                                        losses; and 20% of cash
                                         On February 25, 1992,          flow and net capital
                                         the Company and the            proceeds from sale or
                                         Partnership entered into       refinancing after
                                         an agreement in which the      limited partners have
                                         Partnership agreed, among      received a preferential
                                         other things, to transfer      cash distribution equal
                                         the project to the Company     to 8% of their cumulative
                                         upon the satisfaction of       capital contributions.
                                         certain conditions and
                                         payments in consideration
                                         for the Company's agree-
                                         ment not to foreclose
                                         upon the property in
                                         certain situations. As of
                                         the date of this Proxy
                                         Statement, the project
                                         has not been transferred
                                         to the Company.

                                         $6,300,000 in industrial
                                         revenue housing bonds,
                                         secured by the leasehold
                                         interest in the project
                                         and Company's agreement
                                         to purchase.

                                                                20

WT MANAGEMENT COMPANY AND KINGSTON HEALTHCARE COMPANY

        In 1987 and 1988, respectively, the Company contracted with WT Management Company ("WT"), a company wholly owned by Messrs. Wolfe and Thompson, to manage a nursing home in Camp Verde, Arizona and three facilities in Indiana. All four facilities had been relinquished to the Company by their previous owners, due to, among other reasons, various loan, lease and bond defaults. In 1989, Landver Properties, Ltd., a related party, contracted with WT to manage two nursing homes in Ashland and Vermilion, Ohio. In 1990, the facilities were managed by either WT or Kingston HealthCare Company ("Kingston"). During 1990, two of the Indiana facilities, a nursing home and a retirement center, were leased to Kingston with options to purchase. Kingston exercised the option to purchase one of the facilities in 1992 and obtained financing in the amount of $1,850,000 from the Company. Also in 1992, Independence Village Associates, Ltd., a related party, contracted with Kingston to manage a retirement center in Naperville, Illinois. For the years ended December 31, 1992 and 1991, WT and Kingston received (or accrued) management fees totalling $28,000 and $59,000, respectively, for managing properties owned by the Company. It is possible that the Company will contract with WT or Kingston in the future to manage and/or lease facilities.

        At December 31, 1993, Kingston continued to manage four nursing homes or retirement facilities, all of which are owned by related partnerships.

        For the years ended 1993, 1992 and 1991, the Company recorded lease income from WT or Kingston in the amounts of $272,000, $439,000, and $422,000, respectively.

THE MANAGER

        Messrs. Thompson and Wolfe, Chairman, Chief Executive Officer and Director and President and Director of the Company, respectively, each own 50% of First Toledo Corporation, the Manager of the Company. See "Ratification of the Management Agreement." In 1993, the Manager was paid $2,427,000 in management fees by the Company.

OTHER RELATIONSHIPS

        Pier C. Borra, a Director of the Company, is Chairman, President and Chief Executive Officer of Arbor Health Care Company ("Arbor") . The Company previously provided $13,000,000 to Arbor for the financing of three facilities prior to Mr. Borra's election as a Director of the Company. In 1992, Arbor exercised its options to purchase or repaid loans relating to the three facilities.

        George Chopivsky, Jr., a Director of the Company, and his affiliates have interests in two psychiatric hospitals for which the Company is providing financing in the total amount of $12,442,000.

        Bruce G. Thompson, Chairman, Chief Executive Officer and Director of the Company, is a Director of Society National Bank, Toledo, with which the Company has a line of credit.

        Frederic D. Wolfe, President and a Director of the Company, is a Director of National City Bank, Northwest (NCB), which is a participant in the Company's revolving line of credit. NCB is an affiliate of National City Bank of Cleveland, which is agent for, and a participant in, the Company's revolving line of credit.

GENERAL

        All of the related party matters were approved by a majority of Directors unaffiliated with the transactions. For the years ended December 31, 1993, 1992 and 1991, gross income from related parties totalled $3,612,000, $4,783,000, and $4,903,000 or 10.03%, 16.55% and 16.76%, respectively, of the gross income of the Company. Of the $4,783,000 of related party income in 1992, $941,000 related to gains on exercises by Arbor of options to purchase two facilities financed by the Company.

                        RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

        The firm of Ernst & Young served as independent auditors of the Company for the year ended December 31, 1993 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 1994. Ernst & Young has served as independent auditors of the Company since the Company's inception in 1970. Although the submission for this matter for approval by stockholders is not legally required, the Board of Directors believes that such submission follows sound business practice and is in the best interests of the stockholders. If this appointment is not ratified by the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it might not become effective until the 1995 fiscal year because of the difficulty and expense of making a substitution. Management does not expect that a representative of Ernst & Young will attend the Annual Meeting.

        Audit services of Ernst & Young for the fiscal year ended December 31, 1993 included the audit of the financial statements of the Company included in the Annual Report to Stockholders for 1993, services related to filings with the Securities and Exchange Comission, and consultation and assistance on accounting and related matters.

        The services furnished by Ernst & Young have been at customary rates and terms. There are no existing direct or indirect understandings or agreements that place a limit on current or future years' audit fees.

        MANAGEMENT AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG. The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting will be required for such ratification.

                                 OTHER MATTERS

     Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

        Stockholders' proposals intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company no later than December 8, 1994 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                    BY THE ORDER OF THE BOARD OF DIRECTORS


                                    Erin C. Ibele
                                    Vice President and Corporate Secretary

                                                                       EXHIBIT A

                               PROPOSAL TO AMEND
                   THE RESTATED CERTIFICATE OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                 -------------------------------------------

           Section 4 of the Restated Certificate of Incorporation shall be amended in its entirety to read as follows:

           4. The number of shares that the Corporation is authorized to issue and have outstanding is 50,000,000, consisting of 40,000,000 shares of common stock with par value of $1.00 per share (hereinafter referred to as the "Common Stock"), and 10,000,000 shares of preferred stock (hereinafter referred to as the "Preferred Stock"), which Preferred Stock shall have the terms and conditions as specified in a resolution or resolutions to be adopted by the Board of Directors of the Corporation.

                                                                     EXHIBIT B-1

                      PROPOSAL TO AMEND BY-LAWS TO DELETE
                        SECTIONS 3 AND 6 OF ARTICLE II
                      -----------------------------------

    Sections 3 and 6 of Article II of the Company's By-Laws shall be deleted in their entirety and any renumbering changes so required by the By-Laws in connection with such deletions be so made.

                                                                     EXHIBIT B-2

                              PROPOSAL TO AMEND
                  THE RESTATED CERTIFICATE OF INCORPORATION
                  REGARDING CERTAIN ACTIONS BY STOCKHOLDERS
                  -----------------------------------------

      The Company's Restated Certificate of Incorporation be amended as follows:

           8. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                               HEALTH CARE REIT, INC.

                     PROXY SOLICITED BY THE BOARD OF DIRECTORS
   P
   R            The undersigned hereby appoints B. G. Thompson, F. D.
   O       Wolfe and R. C. Glowacki (to act by majority
   X       decision if more than one shall act), and each of them, with
   Y full power of substitution, to vote all shares of Common Stock, $1.00 par value, of Health Care REIT, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Wednesday, May 18, 1994, or any adjournments thereof.

                 YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                      TAKING OF A VOTE ON THE MATTERS HEREIN.

                Returned proxy cards will be voted: (1) as specified on the matters listed below; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

                          (Continued and to be signed on the reverse side)

                                                                                                  / X /    PLEASE MARK
                                                                                                           YOUR CHOICE
                                                                                                            LIKE THIS
                                                                                                            IN BLUE OR
                                                                                                            BLACK INK.

                 ______________      _________________
                     COMMON               D. R. S.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. MANAGEMENT AND THE BOARD OF DIRECTORS OF THE
COMPANY RECOMMEND VOTES "FOR" ALL OF THE FOLLOWING:

                                                                  FOR                          WITHHELD
                                                                  ALL                           FOR ALL
1.  Election of two Directors for a                              /  /                            /  /
    term of three years:

    PIER C. BORRA AND
    GEORGE L. CHAPMAN

    TO WITHHOLD AUTHORITY TO VOTE FOR ANY
    INDIVIDUAL NOMINEE, PLEASE WRITE THE
    PERSON'S NAME IN THE FOLLOWING SPACE:
    _____________________________________

                                                                  FOR           AGAINST         ABSTAIN
2.  Approval of an amendment to the                              /  /            /  /            /  /
    Company's Restated Certificate
    of Incorporation to increase
    the number of authorized shares
    of Common Stock from 15,000,000
    to 40,000,000, and to authorize
    10,000,000 shares of Preferred
    Stock.

                                                                  FOR           AGAINST         ABSTAIN
3.  Approval of amendments to the                                /  /            /  /            /  /
    Company's Restated Certificate
    of Incorporation and By-Laws
    which would provide that
    stockholder proposals may only
    be adopted at stockholders'
    meetings called by the Board of
    Directors.

                                                                  FOR           AGAINST         ABSTAIN
4.  Approval of an amendment to the                              /  /            /  /            /  /
    Company's Incentive Stock Option
    Plan to increase the number of
    shares of Common Stock available
    for issuance by 150,000.

                                                                  FOR           AGAINST         ABSTAIN
5.  Ratification of the Management                               /  /            /  /            /  /
    Agreement between Health Care
    REIT, Inc. and First Toledo
    Corporation or its assignee.

                                                                  FOR           AGAINST         ABSTAIN
6.  Ratification of the appointment                              /  /            /  /            /  /
    of Ernst & Young as auditors for
    the fiscal year 1994.

7. With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.



Signature(s)  _______________________________________________________________________________    Date  _______________

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person's title indicated.
